WASHINGTON TRUST BANCORP, INC.
2013 STOCK OPTION AND INCENTIVE PLAN
RESTRICTED STOCK UNIT CERTIFICATE
FOR NON-EMPLOYEE DIRECTORS

Name of Grantee:	<Name>
Number of Units:	<Number of Shares>
Grant Date:	<Grant Date>
Vesting Date:	<Vesting Date>

Washington Trust Bancorp, Inc. (the “Corporation”) has selected you to receive the grant of restricted stock units identified above, subject to the provisions of its 2013 Stock Option and Incentive Plan (the “Plan”) and the Statement of Terms and Conditions. Acceptance of this grant requires no action on your part. However, if you desire to refuse this grant, you must notify the Company promptly.

WASHINGTON TRUST BANCORP, INC
By:
Kathleen E.. McKeough
Title:	Compensation & Human Resources Committee Chairman

STATEMENT OF TERMS AND CONDITIONS
1.Preamble. This Statement of Terms and Conditions (the “Statement”) contains the terms and conditions of an award (the “Award”) of restricted stock units of the Corporation (the “Restricted Units”) made to the Grantee identified on the attached Certificate pursuant to the Plan. Any consideration due to the Corporation on the issuance of the Restricted Units has been deemed to be satisfied by past services rendered by the Grantee to the Corporation.

2.Restrictions on Transfer. The Restricted Units shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of, until and unless the Restricted Units shall have vested as provided in Section 3 of this Statement and Shares (as defined below) have been issued to the Grantee in accordance with the terms of the Plan and Section 6 of this Statement.

3.Vesting. The term “vest” as used in this Statement means the lapsing of the restrictions that are described in this Statement with respect to the Restricted Units. The Restricted Units shall vest in accordance with the schedule set forth on the Certificate, provided in each case that the Grantee is then, and since the Grant Date has continuously been, an active member of the Board. Notwithstanding the foregoing, the Grantee shall become vested in the Restricted Units prior to the vesting date set forth on the Certificate in the following circumstances:

(a)In the event of a Change in Control of the Corporation, all Restricted Units that have not previously been forfeited shall immediately vest; provided that the Grantee is then an active member of the Board.

(b)In the event of the Grantee’s death, all Restricted Units that have not previously been forfeited shall immediately vest; provided that the Grantee was an active member of the Board immediately prior to the date of death.
(c)Upon the Retirement of the Grantee prior to the Vesting Date, all Restricted Units that have not previously been forfeited shall immediately vest.

4.Forfeiture. In the event the Grantee ceases to be an active member of the Board for any reason other than those provided in Section 3 of this Statement prior to the Vesting Date, all Restricted Units that have not previously been forfeited on such date shall be immediately forfeited to the Corporation.

5.Dividend Equivalents.

(a)In the case of a dividend payable on shares of Common Stock (“Shares”) in the form of cash, the Corporation shall provide Grantee with an additional cash payment in an amount equal to the aggregate number of Restricted Units credited to the Grantee as of the record date of the dividend multiplied by the cash dividend per share amount.

(b)In the case of a dividend paid on Shares in the form of Shares, including without limitation a distribution of Shares by reason of a stock dividend, stock split or otherwise, the number of Restricted Units credited to the Grantee shall be increased by a number equal to the product of (i) the aggregate number of Restricted Units that have been awarded to the Recipient through the related dividend record date, and (ii) the number of Shares (including any fraction thereof) payable as dividend on one Share. Any additional Restricted Units shall be subject to the restrictions of this Statement in the same manner and for so long as the Restricted Units remain subject to such restrictions, and shall be promptly forfeited to the Corporation if and when the Restricted Units are so forfeited.

6.Issuance of Shares.

(a)As soon as practicable following the Grantee’s vesting in the Restricted Units (but in no event later than two and one-half months after the end of the year in which vesting occurs), the Corporation shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Units that have vested pursuant to

Section 3 of this Statement on such date and thereafter the Grantee shall thereafter have the rights of a shareholder of the Corporation with respect to such Shares. The issuance of certificates may be made in book entry form.

7.Defined Terms. For purposes of this Statement, “Retirement” shall mean the Grantee’s cessation of service as a Director as of the Annual Meeting date following the attainment of age 70.

8.Administration. The Committee shall have the authority to manage and control the operation and administration of this Statement. Any interpretation of the Statement by the Committee and any decision made by the Committee with respect to the Statement is final and binding.

9.Amendment. This Statement may be amended only by written statement between the Grantee and the Corporation, without the consent of any other person.

10.Incorporation of the Plan. Notwithstanding anything herein to the contrary, this Statement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Statement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

11.Section 409A of the Code. The Award and this Statement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

12.No Obligation to Continue as a Director. Neither the Plan nor this Award confers upon the Grantee any rights with respect to continuance as a Director.

13.Data Privacy Consent. In order to administer the Plan and this Award and to implement or structure future equity grants, the Corporation, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Statement (the “Relevant Information”). By accepting this Award, the Grantee (i) authorizes the Corporation to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

14.Notices. Notices hereunder shall be mailed or delivered to the Corporation at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Corporation or, in either case, at such other address as one party may subsequently furnish to the other party in writing.